UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Fortis Inc. 2020 Restricted Share Unit Plan

Fortis Inc. (“Fortis”) has an indirect majority ownership interest in ITC Holdings Corp. (the “Company”). The Company’s “Named Executive Officers” from the most recent Annual Report on Form 10-K (“NEOs”) are entitled to participate in Fortis’ 2020 Restricted Share Unit Plan (the “Restricted Share Unit Plan”)” A summary of the key terms of the Restricted Share Unit Plan is set forth below and is qualified in its entirety by the provisions of the Restricted Share Unit Plan.

Eligibility	•	Employees of Fortis and any of its subsidiaries.
Administration	•	The Human Resources Committee of the Fortis Board of Directors (the “Committee”) generally has broad administrative power to make grants and determine award terms and conditions, including complete flexibility to determine performance conditions and vesting periods and to make adjustments for an extraordinary event.
Types of Awards	•	Award units denominated in phantom common shares of Fortis (no voting, dividend or transfer rights). Payouts will only be made in cash or Fortis common shares at the choice of the participant. In the event that the participant has not met his or her share ownership requirement pursuant to any applicable Fortis share ownership policy, payouts will be made 50% in common stock with the participant able to choose the form of payout for remaining vested units. Award units are not assignable.
• Award units vest based on continued service only, subject to certain adjustments as a result of death, disability or retirement or in connection with a change of control of Fortis or a participant’s employer.
• Unless the Committee otherwise determines, dividend equivalents will be credited for the units.
Currency Translation	•	Cash payouts for U.S. taxpayers are converted to U.S. dollars. Currency translations from Canadian dollars for any cash payout are based on the exchange rate as of pricing date of the award.
Change of Control	•	Subject to the discretion of the Committee, the vesting of units is accelerated and are all unvested units are paid out upon the completion of a change of control of Fortis or a participant’s employer.
Termination of Service	•	Voluntary resignation or involuntary termination for just cause results in a forfeiture of unvested amounts unless the vesting date occurs before such resignation or termination whereupon such vested units shall remain outstanding until paid.
	•	Death, disability or retirement with 15 years or more of service:
• Award units shall be determined as if the participant continued to be an employee at the applicable vesting date; provided, in the case of retirement, that the participant has given at least six months’ prior written notice of retirement.
	•	Death, disability or retirement with less than 15 years of service:
• Award units shall be prorated to reflect the actual period between the grant date and the date the participant ceased to be an employee.
Clawback	•	Award units are subject to clawback by the Committee in the event of a restatement of financial results of Fortis or the subsidiary employer of a participant due to material non-compliance with financial reporting requirements under applicable law or determination by the Committee that fraud, gross negligence or intentional misconduct by one of the participants has occurred, whether or not such conduct gives rise to a restatement.
Amendment	•	The Restricted Share Unit Plan may be amended or terminated at any time by the Board of Directors of Fortis, except as to outstanding awards.
Other		• Plan term is indefinite.
• Each award subject to a grant agreement.
• Unfunded obligation.

A copy of the Restricted Share Unit Plan, and the form of grant agreement which is an exhibit to the Restricted Share Unit Plan, will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Awards Granted Under the Restricted Share Unit Plan

On February 11, 2020, the Committee made grants of service-based units under the Restricted Share Unit Plan with a grant date of January 1, 2020 to the Company’s NEOs as set forth in the table below.

Name and Office	Service- Based Units(1)
Linda H. Apsey, President and Chief Executive Officer	16,367
Gretchen L. Holloway, Senior Vice President and Chief Financial Officer	5,585
Jon E. Jipping, Executive Vice President and Chief Operating Officer	8,225
Daniel J. Oginsky, Executive Vice President and Chief Administrative Officer	6,809
Christine Mason Soneral, Senior Vice President and General Counsel	5,530

(1)	The vesting date of these service-based units is January 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2020

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel